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                                                                   Exhibit 10.20


                             CONSULTING AGREEMENT
                             --------------------

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of ________, 2001 by and between S-E Educational Holdings Corp., a Delaware corporation ("Holdings"), and David Blohm ("Blohm"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in that certain Contribution Agreement and Plan of Reorganization and Merger dated as of November -, 2000 by and among Earlychildhood.com, LLC ("Earlychildhood"), SmarterKids.com, Inc. ("SmarterKids"), Holdings and S-E Educational Merger Corp., a wholly-owned subsidiary of Holdings (the "Merger Agreement").

     WHEREAS, effective as of the Effective Time, Holdings wishes to retain the services of Blohm on the terms and conditions set forth herein, and Blohm wishes to provide services to Holdings on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. Consulting Services.
        -------------------

          (a) Immediately after the Effective Time, Blohm shall make himself available to provide independent consulting services upon reasonable advance notice and for reasonable intervals of time for a period of eighteen (18) months (the "Consulting Period"), recognizing that Blohm may be providing consulting services to other parties during such period. For such consulting services, Holdings shall pay Blohm at a rate of $18,750 for each month of the Consulting Period. During the Consulting Period, Holdings shall also continue to provide Blohm his then current employee benefits, including but not limited to health, dental, short-term disability, life insurance and long-term disability coverage, regardless of whether Blohm has been employed by a subsequent employer in any capacity during the Consulting Period.

          (b) During the Consulting Period, Holdings will reimburse Blohm for his reasonable expenses, in connection with the provisions of the consulting services, including, but not limited to, travel, accommodations and meals. Such reimbursement shall include, but not be limited to, the reasonable cost of travel to and from Boston, Massachusetts to Monterey, California and the other offices of Holdings and its Subsidiaries and the reasonable cost of all accommodations and meals, in each case, when traveling at the request of Holdings on the business of Holdings or any of its Subsidiaries outside of his residence location. Holdings shall also reimburse Blohm for all other reasonable expenses incurred in the performance of this consulting services including expenses relating to cellular telephone service and mileage.

          (c) All options to purchase common stock of Holdings ("Holdings Options") held by Blohm at the commencement of the Consulting Period shall continue to vest during the Consulting Period, during the entirety of which time he shall be deemed to be maintaining a business relationship with Holdings sufficient to cause his Holdings Options to continue to vest

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under the terms of Holdings' option plans. Immediately prior to the expiration of the Consulting Period, however ended, any remaining unvested Holding Options held by Blohm shall vest and become immediately exercisable. Blohm shall have until two (2) years following the last day of the Consulting Period to exercise any previously unexercised Holdings Options.

     2. Severance Payments. Immediately after the expiration of the Consulting Period, Holdings shall pay Blohm $4,166.67 for each subsequent month thereafter for a period of two (2) years.

     3 Termination.
       -----------

          (a) Blohm's consulting relationship with Holdings may be terminated by the Holdings' Board of Directors or the chief executive officer of Holdings at any time for Cause (as defined in Section 3(b) below) upon written notice to Blohm, which notice shall specify the reason for termination. Such notice shall be given at any time prior to termination in the case of matters described in clauses 3(b)(ii) or (iii), and shall be given not less than 30 days prior to the date of termination, in the case of matters described in clauses 3(b)(i) or
(iv), and in the case of matters described in clauses 3(b)(i) or (iv), shall be rescinded if Blohm cures any misconduct, negligent act, breach or failure giving rise to such notice to the reasonable satisfaction of the Holdings' Board of Directors, including curing any damage suffered by Holdings as a result thereof. In addition, Blohm's consulting relationship with Holdings may be terminated by Holding's Board of Directors or the chief executive officer of Holdings at any time for any reason other than for Cause (any such termination being referred to herein as a termination "Without Cause"), subject to the provisions below.

          (b) As used herein, "Cause" shall mean (i) willful misconduct or gross negligence by Blohm in respect of his material obligations under this Agreement,
(ii) conviction of a felony involving moral turpitude, (iii) theft of Holdings' property or other disloyal or dishonest conduct of Blohm that materially harms Holdings, its Subsidiaries or its business or (in the case of dishonest conduct) undermines the confidence of the Holdings Board of Directors, or (iv) willful breach of this Agreement.

          (c) In the event that Blohm's consulting relationship is terminated for Cause or he voluntarily ceases to agree to perform consulting services, this Agreement shall automatically terminate and Holdings shall pay Blohm his consulting fees and severance payments, as the case may be, through the date of termination.

          (d) In the event that Blohm's consulting relationship is terminated by Holdings Without Cause, or is terminated by reason of Blohm's death or Disability (as defined below) prior to the expiration of the Consulting Period, Holdings shall (A) continue to pay to Blohm (or Blohm's heirs, assigns or beneficiaries, in the case of his death) his consulting fees and severance payments for the period of time between the date of such termination and the expiration of this Agreement, and (B) either provide continued family medical and dental insurance coverage in a form substantially similar to such coverage that Blohm received during the Consulting Period, or reimbursement for the reasonable cost of obtaining any such benefits for any portion of the period beginning at the commencement of the Consulting Period and

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ending 18 months thereafter. All Holdings Options held by Blohm (or by his heirs, assigns or beneficiaries) shall accelerate and be fully exercisable for a period of two (2) years following the date of such termination for whichever reason. "Disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Internal Revenue Code or any successor statute.

          (e) Termination of this Agreement shall not discharge any liability of either Holdings or Blohm existing at the date of termination. Further, notwithstanding any termination, the provisions of Sections 4, 5 and 6 hereof shall survive in accordance with their terms.

     4. Term. This Agreement shall continue through the date of the last payment or benefit provided for hereunder, and remains subject to termination in accordance with the terms hereof, provided that Sections 5 or 6 shall survive such expiration in accordance with their terms.

     5. Indemnification. During and after the term of this Agreement, Holdings agrees that if Blohm is made a party, or compelled to testify or otherwise participate in, any action, suit or proceeding (a "Proceeding"), by reason of the fact that he is or was a director or officer of SmarterKids or Holdings (or any of its Subsidiaries), Blohm shall be indemnified by Holdings to the fullest extent permitted under Section 145 of the Delaware General Corporation Law or (but not to any lesser extent) as authorized by Holdings' certificate of incorporation or bylaws or resolutions of the Holdings Board of Directors against all costs, expenses, liabilities, damages and losses reasonably incurred or suffered by Blohm in connection therewith, and such indemnification shall continue as to Blohm even if he has ceased to be a director or officer of Holdings or a Subsidiary of Holdings for the period in which any such Proceeding which commenced within the period of any such statute of limitations is pending. Holdings shall advance to Blohm all reasonable costs and expenses incurred by him in connection with a Proceeding within ten (10) days after receipt by Holdings of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by Blohm to repay the amount of such advance if it shall ultimately be determined, in a final judgment for which the time to appeal has expired, that, pursuant to applicable law, he is not entitled to be indemnified against such costs and expenses.

     6. Arbitration. Any claim arising out of or relating to this Agreement (including disputes regarding the presence or absence of "Cause" in the event of a termination), or otherwise arising out of or relating to the Blohm's rendering services to Holdings, will be subject to arbitration in Boston, Massachusetts, in accordance with the Federal Arbitration Act and the rules of the American Arbitration Association relating to commercial disputes. The prevailing party in any such arbitration shall be entitled to recover from the other party its reasonable expenses incurred in connection with such arbitration, including the reasonable fees and expenses of counsel.

     7. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the extent possible, and the remainder of the Agreement shall be enforced to the maximum extent possible.

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     8. Entire Agreement. This Agreement constitutes the entire agreement between Blohm and Holdings with respect to the terms and conditions of rendering Blohm's services to Holdings, and, as of the Effective Time, supersedes all prior or concurrent arrangements, discussions, agreements or understandings with respect to the Blohm's services.

     9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     10. Amendment. No amendment shall be valid unless in writing and signed by each of Holdings and Blohm.

     11. Notice. Any notice, or other written communication to be given pursuant to this Agreement for whatever reason shall be deemed duly given and received
(a) if delivered personally, from the date of delivery, or (b) by certified mail, postage pre-paid, return receipt requested, three (3) days after the date of mailing, addressed to the above parties as follows:

     If to Holdings:

          S-E Educational Holdings Corp.
          __________________________
          __________________________
          Attn: Board of Directors


     with a copy to:

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California 90071
          Attn: Jeffrey L. Kateman, Esq.


                  and


          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, Massachusetts 02110
          Attn: Gordon H. Hayes, Jr., Esq.


     If to Blohm:

          _________________________
          _________________________


                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.


                                           S-E EDUCATIONAL HOLDINGS CORP.


                                           By:____________________________

                                              Name________________________

                                              Title_______________________






                                           _______________________________
                                           David Blohm

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                                   AGREEMENT
                                   ---------

     THIS AGREEMENT (the "Agreement") is made and entered into as of ______, 2001 by and between S-E Educational Holdings Corp., a Delaware corporation ("Holdings"), and David Blohm ("Blohm"), dated as of [DATE].

     WHEREAS, contemporaneous with this Agreement, Holdings and Blohm have entered into a certain Consulting Agreement, dated as of [DATE] (the "Consulting Agreement");

     WHEREAS, Holdings and Blohm intend that certain amounts otherwise payable by Holdings to Blohm pursuant to the Consulting Agreement or otherwise shall be limited such that they do not give rise to any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. Reduction of Certain Payments. Notwithstanding anything to the contrary in the Consulting Agreement, to the extent that any portion of any payment or distribution by Holdings to or for the benefit of the Blohm, whether paid or payable or distributed or distributable pursuant to the terms of the Consulting Agreement or otherwise (a "Payment") would be an "excess parachute payment" (as defined in Section 280G of the Code) but for the application of this Agreement, then the amount of all such Payments otherwise payable to Blohm pursuant to the Consulting Agreement shall be reduced, subject to the provisions below, to the minimum extent necessary (but in no event to less than zero) so that no portion of any Payment, as so reduced, constitutes an excess parachute payment. Such reduction shall be made from the Payments pursuant to the Consulting Agreement in the following order: (i) first, to the extent of the severance payments pursuant to Section 2(a) of the Consulting Agreement; (ii) second, to the extent of the payments pursuant to Section 1(a) of the Consulting Agreement for consulting services; (iii) third, to the extent of any other Payments, except for any option acceleration, pursuant to the Consulting Agreement; and (iv) fourth, to the extent of the acceleration of any unvested options pursuant to the Consulting Agreement. Any reduction pursuant to (i), (ii), (iii), or (iv) shall first be made from payments or acceleration that otherwise occur later in time. For purposes of any reduction, no portion of any Payment shall be taken into account to the extent that such Payment, in the opinion of Holdings, after consultation with its tax and accounting advisors, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

     2. Disputes. Any dispute regarding any calculation or reduction of payments pursuant to this Agreement will be subject to a determination by a nationally respected accounting firm acceptable to both parties. In any such dispute, Holdings shall pay all reasonable expenses incurred in connection with such dispute.

     3. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the

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extent possible, and the remainder of the Agreement shall be enforced to the maximum extent possible.

     4. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     5. Amendment. No amendment shall be valid unless in writing and signed by each of Holdings and Blohm.

     6. Notice. Any notice, or other written communication to be given pursuant to this Agreement for whatever reason shall be deemed duly given and received
(a) if delivered personally, from the date of delivery, or (b) by certified mail, postage pre-paid, return receipt requested, three (3) days after the date of mailing, addressed to the above parties as follows:

     If to Holdings:

          S-E Educational Holdings Corp.

          ____________________________

          ____________________________

          Attn: Board of Directors


     with a copy to:

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California 90071
          Attn: Jeffrey L. Kateman, Esq.


                      and


          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, Massachusetts 02110
          Attn: Gordon H. Hayes, Jr., Esq.

     If to Blohm:

          _________________________

          _________________________


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.


                                             S-E EDUCATIONAL HOLDINGS CORP.



                                             By: _________________________

                                                 Name ____________________

                                                 Title ___________________





                                                 _________________________
                                                 David Blohm

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